UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.)

Filed by Registrant	☒

Filed by Party other than Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission
Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement	☐	Definitive Additional Materials

☐	Soliciting Materials Pursuant to §240.14a-12

Recruiter.com Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
$_____ per share as determined under Rule 0-11 under the Exchange Act.
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

Recruiter.com Group, Inc.
500 Seventh Avenue
New York, New York 10018
(855) 931-1500

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To the stockholders of Recruiter.com Group, Inc.:

We are pleased to invite you to attend our Special Meeting of the Stockholders (the “Special Meeting”) of Recruiter.com Group, Inc., a Nevada corporation (the “Company”), which will be held at 11:00 a.m. local time on August 18, 2021 at the Company’s New York office located at 500 Seventh Avenue, New York, NY 10018, for the following purposes:

1.	To approve the Recruiter.com Group, Inc. 2021 Equity Incentive Plan (the “2021 Plan”); and

2.
Approve the adjournment of the Special Meeting to a later date or time, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve the 2021 Plan.

The Company’s board of directors (the “Board”) has fixed the close of business on July 12, 2021 as the date (the “Record Date”) for a determination of stockholders entitled to notice of, and to vote at, the Special Meeting or any adjournment thereof.

This Notice of Special Meeting and the accompanying proxy statement and form of proxy are first being mailed on or about July 29, 2021 to our stockholders of record entitled to vote at the Special Meeting.

If You Plan to Attend

Please note that space limitations make it necessary to limit attendance to stockholders. Registration and seating will begin at 10:00 a.m. local time. Shares can be voted at the meeting only if the holder is present in person or is represented by valid proxy.

For admission to the meeting, each stockholder may be asked to present valid picture identification, such as a driver’s license or passport, and proof of stock ownership as of the Record Date, such as the enclosed proxy card or a brokerage statement reflecting stock ownership. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

If you do not plan on attending the meeting, please vote your shares via the internet, by phone or by signing and dating the enclosed proxy and return it in the business envelope provided. Your vote is very important.

By the Order of the Board of Directors

/s/ Evan Sohn
Evan Sohn
Executive Chairman

Dated: July 28, 2021

Whether or not you expect to attend in person, we urge you to vote your shares at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares via the Internet, by phone or by signing, dating, and returning the enclosed proxy card will save us the expenses and extra work of additional solicitation. An addressed envelope for which no postage is required if mailed in the United States is enclosed if you wish to vote by mail. Submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option. Your vote is important, so please act today!

Recruiter.com Group, Inc.
500 Seventh Avenue
New York, New York 10018
(855) 931-1500

SPECIAL MEETING OF STOCKHOLDERS
PROXY STATEMENT

This proxy statement (the “Proxy Statement”) is being sent to the holders of shares of voting stock of Recruiter.com Group, Inc., a Nevada corporation (the “Company”) in connection with the solicitation of proxies by our Board of Directors (the “Board”) for use at the Special Meeting of Stockholders of the Company which will be held at 11:00 a.m. local time on August 18, 2021 at the Company’s New York office located at 500 Seventh Avenue, New York, NY 10018 (the “Special Meeting”). The Notice of Special Meeting and this Proxy Statement and form of proxy are first being mailed on or about on or about July 29, 2021 to our stockholders of record entitled to vote at the Special Meeting.

Who is entitled to vote at the Special Meeting?

The Board has fixed the close of business on July 12, 2021 as the record date (the “Record Date”) for a determination of the stockholders entitled to notice of, and to vote at, the Special Meeting. As of the Record Date, there were (i) 13,551,878 shares of common stock, par value $0.0001 per share (“Common Stock”) of the Company and (ii) 86,000 shares of Series E Convertible Preferred Stock, par value $0.0001 per share (the “Preferred Stock”) of the Company, outstanding. Each share of the Company’s Common Stock represents one vote that may be voted on each matter that may come before the Special Meeting. The holders of Preferred Stock are entitled to vote on all matters submitted to stockholders of the Company and are entitled to the number of votes for each share of Preferred Stock owned as of the Record Date equal to the number of shares of Common Stock such shares of Preferred Stock are convertible into at such time, subject to the limitation on the beneficial ownership set forth in the Certificate of Designation of Preferred Stock of 4.99% or 9.99%, to the extent the 4.99% limitation has been waived by the holder. As of the Record Date, the Preferred Stock equals 430,000 votes. As of the Record Date, there are a total of 13,981,878 votes that may be voted on each matter that may come before the Special Meeting.

All references to our Common Stock, share data, per share data and related information have been adjusted to reflect the reverse stock split ratio of 1-for-2.5 (“Reverse Stock Split”). The Reverse Stock Split, combined each two and one-half (2.5) shares of our outstanding Common Stock into one (1) share of Common Stock, without any change in the par value per share.

The Reverse Stock Split was effected June 18, 2021 via the filing of a certificate of change with the Nevada Secretary of State pursuant to Nevada Revised Statutes Section 78.209 to (i) decrease the number of authorized shares of the Common Stock from 250,000,000 to 100,000,000 shares and (ii) effectuate the Reverse Stock Split. No fractional shares were issued in connection with the Reverse Stock Split and all such fractional interests were rounded up to the nearest whole number of shares of Common Stock. The conversion or exercise prices of our issued and outstanding convertible securities, stock options and warrants were adjusted accordingly. The number of authorized shares of Preferred Stock remains 10,000,000 following the effectuation of the Reverse Split.

What matters will be voted on at the Special Meeting?

The two proposals that are scheduled to be considered and voted on at the Special Meeting are as follows:

1.	To approve the Recruiter.com Group, Inc. 2021 Equity Incentive Plan (the “2021 Plan”).

2.
Approve the adjournment of the Special Meeting to a later date or time, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve the the 2021 Plan (the “Adjournment”).

Why are we seeking stockholder approval for these proposals?

Proposal No. 1: The Listing Rules of the Nasdaq Stock Market requires shareholder approval of equity plans and the Internal Revenue Code, as amended, requires shareholder approval of equity plans as one of the conditions for allowing the Company to issue incentive stock options pursuant to the 2021 Plan.

Proposal No. 2: To provide the Company additional opportunities to receive approval for Proposal Number 1 if necessary.

What are the Board’s voting recommendations?

The Board of Directors recommends that you vote “FOR” the 2021 Plan and “FOR” the Adjournment.

What is the difference between holding shares as a record holder and as a beneficial owner?

If your shares are registered in your name with the Company’s transfer agent, Philadelphia Stock Transfer, you are the “record holder” of those shares. If you are a record holder, these proxy materials have been provided directly to you by the Company.

If your shares are held in a stock brokerage account, a bank or other holder of record, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials have been forwarded to you by that organization. As the beneficial owner, you have the right to instruct this organization on how to vote your shares.

Who may attend the Special Meeting?

Record holders and beneficial owners may attend the Special Meeting. If your shares are held in street name, you will need to bring a copy of a brokerage statement or other documentation reflecting your stock ownership as of the Record Date. Please see below for instructions on how to vote at the Special Meeting if your shares are held in street name.

How do I vote?

If you are a stockholder of record, you may:

1.
Vote by Internet. The website address for Internet voting is on your proxy card.

2.
Vote by phone. The phone number for phone voting is on your proxy card.

3.
Vote by fax. The fax number for fax voting is on your proxy card.

4.
Vote by mail. Mark, date, sign and mail promptly the enclosed proxy card.

5.
Vote in person. Attend and vote at the Special Meeting.

If you vote by phone, fax or internet, please DO NOT mail your proxy card.

If you are a beneficial owner, you must follow the voting procedures of your nominee included with your proxy materials. If your shares are held by a nominee and you intend to vote at the Special Meeting, please bring with you evidence of your ownership as of the record date (such as a letter from your nominee confirming your ownership or a bank or brokerage firm account statement) and a legal proxy from your nominee authorizing you to vote your shares.

What constitutes a quorum?

To carry on the business of the Special Meeting, we must have a quorum. A quorum is present when one-third of the voting power of the issued and outstanding capital stock of the Company, as of the Record Date, or are represented in person or by proxy. Shares owned by the Company are not considered outstanding or considered to be present at the Special Meeting. Abstentions are counted as present for the purpose of determining the existence of a quorum.  As there are no “routine” matters being voted on there will not be any broker non-votes. As of the Record Date, there are a total of 13,981,878 votes that may be voted on each matter that may come before the Special Meeting. The quorum is therefore 4,660,627 votes.

What happens if the Company is unable to obtain a quorum?

If a quorum is not present to transact business at the Special Meeting or if we do not receive sufficient votes in favor of the proposals by the date of the Special Meeting, the persons named as proxies may propose one or more adjournments of the Special Meeting to permit solicitation of proxies.

What is a “broker non-vote”?

Broker non-votes occur with respect to shares held in “street name,” in cases where the record owner (for instance, the brokerage firm or bank) does not receive voting instructions from the beneficial owner and the record owner does not have the authority to vote those shares.

Various national and regional securities exchanges applicable to brokers, banks, and other holders of record determine whether the record owner (for instance, the brokerage firm, or bank) is able to vote on a proposal if the record owner does not receive voting instructions from the beneficial owner. The record owner may vote on proposals that are determined to be routine under these rules and may not vote on proposals that are determined to be non-routine under these rules. If a proposal is determined to be routine, your broker, bank, or other holder of record is permitted to vote on the proposal without receiving voting instructions from you.

Each proposal to be voted upon, namely, the proposal to approve the 2021 Plan (Proposal 1) and the proposal to approve the Adjournment (Proposal 2) are non-routine and the record owner may not vote your shares on any of these proposals if it does not get instructions from you. Therefore, there will not be any broker non-votes.

How many votes are needed for each proposal to pass?

	Proposals	Vote Required
(1)	Approve the 2021 Plan	Majority of the voting power present
(2)	Approve the Adjournment.	Majority of the voting power present

What constitutes outstanding shares entitled to vote?

At the close of business on the Record Date, there were 13,981,878 shares outstanding and entitled to vote, including: (i) 13,551,878 shares of Common Stock and (ii) 430,000 votes as a result of the shares of Preferred Stock outstanding as of the Record Date which were convertible into shares of Common Stock as of such date, after giving effect to the limitation on the beneficial ownership set forth in the Certificate of Designation of Preferred Stock of 4.99% or 9.99%, to the extent the 4.99% limitation has been waived by the holder.

As there are no “routine” matters being voted on at the Special Meeting, broker discretionary voting is not allowed.

What is an Abstention?

An abstention is a stockholder’s affirmative choice to decline to vote on a proposal. Under Nevada law, abstentions are counted as shares present and entitled to vote at the Special Meeting. Generally, unless provided otherwise by applicable law, our Bylaws provide that an action of our stockholders (other than the election of directors) is approved if a majority of the number of shares of stock entitled to vote thereon and present (either in person or by proxy) vote in favor of such action. A vote marked as “ABSTAIN” is not considered a vote cast and will, therefore, not affect the outcome in Proposals No. 1 and 2.

What are the voting procedures?

You may vote in favor of each proposal or against each proposal, or in favor of some proposals and against others, or you may abstain from voting on any of these proposals. You should specify your respective choices on the accompanying proxy card or your voting instruction form.

Is my proxy revocable?

You may revoke your proxy and reclaim your right to vote up to and including the day of the Special Meeting by giving written notice to the Corporate Secretary of the Company, by delivering a proxy card dated after the date of the proxy or by voting in person at the Special Meeting. All written notices of revocation and other communications with respect to revocations of proxies should be addressed to: Recruiter.com Group, Inc., 500 Seventh Avenue, New York, New York 10018, Attention: Corporate Secretary.

Who is paying for the expenses involved in preparing and mailing this proxy statement?

All of the expenses involved in preparing, assembling and mailing these proxy materials and all costs of soliciting proxies will be paid by the Company. In addition to the solicitation by mail, proxies may be solicited by the Company’s officers and regular employees by telephone or in person. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and we may reimburse such persons for reasonable out of pocket expenses incurred by them in so doing. We may hire an independent proxy solicitation firm.

Could other matters be decided at the Special Meeting?

Other than the 2021 Plan and the Adjournment proposal, no other matters will be presented for action by the stockholders at the Special Meeting.

What is “householding” and how does it affect me?

Record holders who have the same address and last name will receive only one copy of their proxy materials, unless we are notified that one or more of these record holders wishes to continue receiving individual copies. This procedure will reduce the Company’s printing costs and postage fees. Stockholders who participate in householding will continue to receive separate proxy cards.

If you are eligible for householding, but you and other record holders with whom you share an address, receive multiple copies of these proxy materials, or if you hold the Company’s Common Stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact the Company’s Corporate Secretary at: Recruiter.com Group, Inc., 500 Seventh Avenue, New York 10018, Attention: Corporate Secretary.

If you participate in householding and wish to receive a separate copy of these proxy materials, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact the Company’s Corporate Secretary as indicated above. Beneficial owners can request information about householding from their brokers, banks or other holders of record.

Do I have dissenters’ (appraisal) rights?

Appraisal rights are not available to the Company’s stockholders with any of the proposals brought before the Special Meeting.

Interest of Officers and Directors in Matters to Be Acted Upon

None of the officers or directors have any interest in any of the matters to be acted upon at the Special Meeting.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSALS 1 AND 2.

PROPOSAL 1. APPROVAL OF THE 2021 PLAN

On July 27, 2021, the Compensation Committee of the Board and the Board authorized the 2021 Plan. This followed the Company nearly fully utilizing the Recruiter.com Group, Inc. 2017 Equity Incentive Plan (the “2017 Plan”).

As of the Record Date, the following awards were outstanding under the 2017 Plan:

● 867,666 shares of Common Stock issuable upon exercise of outstanding stock options, with a weighted-average exercise price of $8.09 per share; and

● 193,900 shares of shares of Common Stock subject to Restricted Stock Units.

As of the Record Date there were 103,372 shares of Common Stock available to be issued pursuant to the 2017 Plan.

The following is a summary of the principal purposes and provisions of the 2021 Plan, which is qualified in its entirety by reference to the complete text of the 2021 Plan, a copy of which is attached as Annex A to this Proxy Statement. To the extent the description below differs from the text of the 2021 Plan set forth in Annex A, the text of the 2021 Plan controls.

The purpose of the 2021 Plan is to advance the interests of the Company and our related corporations by enhancing the ability of the Company to attract and retain qualified employees, consultants, officers, and directors, by creating incentives and rewards for their contributions to the success of the Company and its related corporations. The 2021 Plan is administered by our Board or by the Compensation Committee. The following awards may be granted under the 2021 Plan:

●	incentive stock options (“ISOs”)

●	non-qualified options (“NSOs”)

●	awards of our restricted common stock

●	stock appreciation rights (“SARs”)

●	restricted stock units (“RSUs”)

The aggregate number of shares of Common Stock which may be issued pursuant to the 2021 Plan, subject to adjustment as provided in Section 14 of the 2021 Plan, is the sum of (i) 2,700,000 plus (ii) an annual increase on the first day of each calendar year beginning January 1, 2022 and ending on and including January 1, 2030 equal to the lesser of (A) five percent (5%) of the shares of Common Stock outstanding on the final day of the immediately preceding calendar year, and (B) such smaller number of shares of Common Stock as determined by the Board.

The Board may terminate the 2021 Plan at any time. Unless sooner terminated, the 2021 Plan shall terminate on July 23, 2031.

Any option granted under the 2021 Plan must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of grant, but the exercise price of any ISO granted to an eligible employee owning more than 10% of our outstanding common stock must not be less than 110% of fair market value on the date of the grant. The plans further provide that with respect to ISOs the aggregate fair market value of the common stock underlying the options which are exercisable by any option holder during any calendar year cannot exceed $100,000. The exercise price of any NSO granted under the 2021 Plan is determined by the Board at the time of grant, but must be at least equal to fair market value on the date of grant. The term of each plan option and the manner in which it may be exercised is determined by the Board or the Compensation Committee, provided that no option may be exercisable more than 10 years after the date of its grant and, in the case of an incentive option granted to an eligible employee owning more than 10% of the common stock, no more than five years after the date of the grant. The terms of any other type of award under the 2021 Plan is determined by the Board at the time of grant. Subject to the limitation on the aggregate number of shares issuable under the plans, there is no maximum or minimum number of shares as to which a stock grant or plan option may be granted to any person.

In the event of a Change of Control (as defined in the 2021 Plan) each outstanding ISO, NSO, restricted common stock awarded pursuant to the 2021 Plan, SAR, and RSU (collectively, “Stock Rights”) shall be assumed (as defined in the 2021 Plan) or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Stock Rights, the participants shall fully vest in and have the right to exercise their Stock Rights as to which it would not otherwise be vested or exercisable. If a Stock Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board or Compensation Committee shall notify the participant in writing or electronically that the Stock Right shall be fully vested and exercisable for a period of at least 15 days from the date of such notice, and any ISO, NSO or SARs shall terminate one minute prior to the closing of the merger or sale of assets

The Board unanimously recommends that you vote FOR approval of the 2021 Plan. The Board believes that it is in the best interests of the Company and our stockholders to approve the 2021 Plan in order to ensure the Company’s ability to continue our equity-based compensation program and continue to motivate our employees, consultants, and non-employee directors.

Vote Required

The affirmative vote of a majority of the voting power present or represented by proxy is required to approve the 2021 Plan. Abstentions represent the voting power present under the Company’s bylaws, and accordingly will have the same effect as a vote “against” on the outcome of this Proposal 1.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THIS
PROPOSAL 1.

PROPOSAL 2. APPROVAL OF THE ADJOURNMENT

General

The Company is asking stockholders to approve, if necessary, adjournment of the Special Meeting to solicit additional proxies in favor of the 2021 Plan. Any adjournment of the Special Meeting for the purpose of soliciting additional proxies will allow stockholders who have already sent in their proxies to revoke them at any time prior to the time that the proxies are used.

Vote Required

The affirmative vote of a majority of the voting power present or represented by proxy is required to approve the Adjournment proposal. Abstentions represent the voting power present under the Company’s bylaws, and accordingly will have the same effect as a vote ‘against” on the outcome of this Proposal 2.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THIS
PROPOSAL 2.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Except as specifically noted, the following table sets forth information with respect to the beneficial ownership of our Common Stock as of the Record Date of:

●	each of our directors and executive officers; and

●	each person known to us to beneficially own more than 5% of our Common Stock on an as-converted basis.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have included shares that the person has the right to acquire within 60 days, including through the exercise of any option, warrant or other right or the conversion of any other security. These shares, however, are not included in the computation of the percentage ownership of any other person.

Unless otherwise indicated, the address for each beneficial owner listed in the table below is c/o Recruiter.com Group, Inc., 500 Seventh Avenue, New York, New York 10018.

Title of Class (1)	Beneficial Owner	Amount of Beneficial Ownership	Percent Beneficially Owned
Named Executive Officers:
Common Stock	Miles Jennings (2)	1,011,812	7.46%
Common Stock	Evan Sohn (3)	437,970	3.23%
Common Stock	Ashley Saddul (4)	859,587	6.34%
Common Stock	Judy Krandel (5)	10,435	*
Directors:
Common Stock	Deborah Leff (6)	7,500	*
Common Stock	Tim O’Rourke (7)	314,550	2.32%
Common Stock	Douglas Roth (6)	17,712	*
Common Stock	Wallace Ruiz (6)	17,712	*
Common Stock	Robert Heath (6)	1,667	*
Common Stock	Steve Pemberton (6)	1,667	*
Officers and Directors as a group (10 persons) (8)		2,589,945	18.98%

5% Stockholders: (9)
Common Stock	Cavalry Fund I L.P. (10)	1,355,187	9.99%
Common Stock	L1 Capital Global Opportunities Master Fund (11)	1,338,704	9.79%
Common Stock	Michael Woloshin (12)	1,353,833	9.99%

*	Less than 1%.

(1)
Does not include information regarding the holders of more than 5% of shares of the Preferred Stock as a separate class. The holders of Preferred Stock vote together with the holders of Common Stock on all matters on an as converted basis, subject to the 4.99% or 9.99% beneficial ownership limitation, as applicable.

(2)	Miles Jennings is the Chief Operating Officer of the Company. Includes 16,119 shares issuable upon exercise of stock options that are vested or vesting within 60 days from the Record Date.

(3)	Mr. Sohn is the Executive Chairman and Chief Executive Officer of the Company. Includes 208,053 shares of our Common Stock issuable upon exercise of vested stock options.

(4)
Mr. Saddul was the Chief Technology Officer of the Company as of the Record Date. As of July 15, 2021, Mr. Saddul while still employed by the Company, is no longer the Chief Technology Officer. Includes 6,810 shares issuable upon exercise of stock options that are vested or vesting within 60 days from the Record Date.

(5)	Ms. Krandel is the Chief Financial Officer of the Company. Includes 10,435 shares of our Common Stock issuable upon exercise of vested stock options.
(6)	Represents vested stock options.
(7)
Includes 12,712 shares of our Common Stock issuable upon exercise of vested stock options. Mr. O’Rourke disclaims beneficial ownership of the shares beneficially owned by Icon Information Consultants, LP, except to the extent of his pecuniary interest therein.

(8)	Includes 92,334 shares of Common Stock issuable upon exercise of stock options that have vested or are vesting within 60 days from the Record Date.

(9)	To our knowledge, except as noted in the table above, no person or entity is the beneficial owner of more than 5% of the voting power of our capital stock.

(10)
Includes (i)846,753 shares of Common Stock and (ii) 564,000 shares of Common Stock issuable upon exercise of warrants. Address is 61 Kinderkamack Road, Woodcliff Lake, NJ 07677. Thomas Walsh, the Manager of Cavalry Fund I Management LLC, the General Partner of Cavalry Fund I L.P. has the sole voting and investment power with respect to these shares.

(11)
Includes (i) 119,473 shares of Common Stock issuable upon exercise of warrants. Address is 135 East 57th Street, New York, NY 10022. David Feldman, Director of the L1 Capital Global Opportunities Master Fund, has the sole voting and investment power with respect to these shares.

(12)
Includes (i) 76,329 shares of Common Stock beneficially owned by Cicero Consulting Group LLC, which Mr. Woloshin controls together with Mr. Joe Abrams (ii) 4,473 shares of Common Stock owned by Caesar Capital Group LLC; (iii) 1,273,031 shares of Common Stock beneficially owned by Mr. Woloshin and (iv) 400,000 shares of our Common Stock issuable upon conversion of the Preferred Stock owned by Mr. Woloshin subject to the 9.99% beneficial ownership limitation. Mr. Woloshin has shared voting and dispositive power with respect to the shares discussed in (i) of this footnote, and the sole voting and dispositive power with respect to the shares discussed in of the other portions of this footnote. Address is 1858 Pleasantville Road Suite 110, Briarcliff Manor NY 10510.

EXECUTIVE AND DIRECTOR COMPENSATION

The following information is related to the compensation paid, distributed or accrued by us for the years ended December 31, 2020 and December 31, 2019 for our Chief Executive Officer (principal executive officer) serving during the years ended December 31, 2020 and December 31, 2019 and the two other most highly compensated executive officers serving at December 31, 2020 and December 31, 2019 whose total compensation exceeded $100,000 (the “Named Executive Officers”). At December 31, 2019, our Chief Executive Officer was Miles Jennings and our two other most highly compensated executive officers were Evan Sohn and Ashey Saddul. At December 31, 2020, our Chief Executive Officer was Evan Sohn and our two other most highly compensated executive officers were Judy Krandel and Rick Roberts.

Summary Compensation Table

Name and Principal Position	Year	Salary($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)

Miles Jennings	2020	171,231(2)	-	-	-	18,416(3)	189,647
Chief Operating Officer (4)	2019	158,356	-	73,892	9,375(2)	14,072(3)	255,695

Evan Sohn	2020	175,090	1,662,000	-	-	10,329(3)	1,847,419
Chief Executive Officer (5)	2019	95,000	2,858,999	2,423,101	-	-	5,377,100

Judy Krandel	2020	43,350	-	1,143,209	-	-	1,186,559
Chief Financial Officer (9)	2019	-	-	-	-	-	-

Rick Roberts	2020	201,539	-	-	25,000(2)	18,688(3)	245,227
President of Subsidiary (6)	2019	151,539	-	55,419	-	16,271(3)	223,229

Ashley Saddul	2020	235,444(8)	-	-	-	-	235,444
Chief Technology Officer (7)	2019	196,400(8)	-	36,946	9,375(2)	-	242,721

(1)
The amounts in this column represent the fair value of each award as of the grant date as computed in accordance with FASB ASC Topic 718 and the SEC disclosure rules. Pursuant to SEC rules, the amounts shown disregard the impact of estimated forfeitures related to service-based vesting conditions. Does not reflect the actual economic value realized by the Named Executive Officer. The assumptions used in calculating the grant date fair value of stock awards and option awards may be found in Note 1 to our audited financial statements included in this Prospectus.

(2)
For Mr. Jennings and Mr. Saddul, this represents the amount earned upon achievement in 2019 of the network growth performance objective of 20,000 recruiters under the executive cash incentive program approved by the Board in December 2019. For Mr. Roberts, this represents the amount earned upon achievement in 2020 for meeting certain operational and customer growth milestones. See “Executive Incentive Program—Performance Bonuses”.

(3)	Represents the cost of health insurance not generally available on a non-discriminatory basis to all employees.

(4)
Mr. Jennings served as our Chief Executive Officer from October 31, 2017 through June 18, 2020. Mr. Jennings became Chief Operating Officer on June 18, 2020. Mr. Jennings salary was $79,539 for the period January 1, 2020 to June 18, 2020 and was $91,692 thereafter.

(5)
Mr. Sohn has served as our Executive Chairman since March 31, 2019. Mr. Sohn became Chief Executive Officer on June 18, 2020. Mr. Sohn’s salary was $68,167 through June 18, 2020 and $106,923 thereafter. Mr. Sohn’s stock award was granted upon his appointment to Chief Executive Officer.

(6)	Mr. Roberts served as the President of Recruiting Solutions from March 31, 2019 through and including June 30, 2021. Mr. Roberts is longer an employee of the Company or its subsidiaries.

(7)	Mr. Saddul served as the Company’s Chief Technology Officer from April 2019 through July 15, 2021. Mr. Saddul remains an employee of the Company.

(8)
Includes $235,444 and $181,400 paid to Recruiter.com (Mauritius) Ltd. For the years 2020 and 2019, respectively, of which Mr. Saddul is an employee. See “Named Executive Officer Employment and Consulting Agreements – Software Development and Maintenance Agreement” for more information. For 2020, out of $235,444 paid to Recruiter.com (Mauritius) Ltd., Mr. Saddul received approximately $148,617 (the equivalent of MUR 2,923,631 based on the exchange rate as of December 31, 2020 of MUR 39.35 per one Dollar plus $74.319). For 2019, out of $181,400 paid to Recruiter.com (Mauritius) Ltd., Mr. Saddul received approximately $93,725 (the equivalent of MUR 3,406,820 based on the exchange rate as of December 31, 2019 of MUR 36.349 per one Dollar).

(9)	Ms. Krandel has served as the Company’s Chief Financial Officer since June 2020.

Named Executive Officer Employment Agreements

Jennings Agreement

We entered into an employment agreement with Miles Jennings, our former Chief Executive Officer and current Chief Operating Officer, effective October 31, 2017 (the “Jennings Agreement”). The Jennings Agreement provides that he will serve as the Chief Executive Officer of the Company for a period of one year, subject to an automatic renewal for successive one-year terms unless prior notice of non-renewal is given by either party. Effective December 1, 2019, the Jennings Agreement was amended to increase Mr. Jennings’ annual base salary from $150,000 to $200,000.

Under the Jennings Agreement, Mr. Jennings is entitled to severance in case of termination of employment. The termination provisions are intended to comply with Section 409A of the Internal Revenue Code of 1986 (the “Code”) and the rules and regulations thereunder.

In the event of termination by the Company without “cause” or resignation for “good reason,” Mr. Jennings is entitled to receive three months’ base salary, will have six months from the date of termination to exercise his outstanding stock options and continued benefits for 12 months.

In case of termination or change in title upon a change of control event, Mr. Jennings is entitled to receive six months’ base salary, immediate vesting of unvested equity awards, which he will have the right to exercise within six months from the date of termination, and continued benefits for 12 months.

“Change of Control” is defined in the Jennings Agreement the same way it is defined under Section 409A of the Code. Generally, “good reason” is defined as a material diminution in Mr. Jennings’ authority, duties or responsibilities due to no fault of his own (unless he has agreed to such diminution); or (ii) any other action or inaction that constitutes a material breach by the Company under the Jennings Agreement; or (iii) generally a relocation of the principal place of employment to a location outside of New York metropolitan area.

Under the terms of his Jennings Agreement, Mr. Jennings is subject to non-competition and non-solicitation covenants during the term of his employment and during one year following termination of employment with the Company. The Jennings Agreement also contains customary confidentiality and non-disparagement covenants.

Sohn Agreement

On June 18, 2020, the Board appointed Mr. Evan Sohn as the Chief Executive Officer of the Company, effective on such date. Mr. Sohn is also Executive Chairman. In connection with his appointment, on June 18, 2020 the Company entered into a one-year employment agreement (the “Sohn Agreement”) with Mr. Sohn. Pursuant to the Sohn Agreement, Mr. Sohn will be paid an annual base salary of $200,000 and is entitled to earn a bonus of up to $200,000, $150,000 of which is based on the Company meeting the following milestones: (i) $50,000 upon the listing of the Common Stock on the Nasdaq Capital Market or NYSE American, or any successor thereof (the “Uplisting”); (ii) $50,000 upon a financing resulting in gross proceeds of at least $5,000,000; and (iii) $50,000 upon the Company first achieving profitability on a quarterly basis during the term of the Employment Agreement. The remaining $50,000 of Mr. Sohn’s bonus under the Sohn Agreement will be subject to the determination of the Board in its discretion.

In connection with his appointment, the Board approved a grant to Mr. Sohn pursuant to the Sohn Agreement of 221,600 restricted stock units (the “RSUs”), subject to and issuable upon the Uplisting. The RSUs will vest in equal quarterly installments over a two-year period from the date of the Uplisting, subject to Mr. Sohn serving as an executive officer of the Company on each applicable vesting date. The RSUs will be issued under the 2017 Plan.

Krandel Consulting Agreement

In connection with her appointment, the Company entered into a Consulting Agreement (the “Consulting Agreement”) with Ms. Krandel, effective June 1, 2020. The initial term of the Consulting Agreement is six months, subject to a 12-month extension in the Company’s discretion. Pursuant to the Agreement, as compensation for her services Ms. Krandel will receive a fixed fee of $5,000 per month. The Company also issued to Ms. Krandel on the effective date of her appointment, five-year non-qualified options to purchase 10,435 shares of the Common Stock at an exercise price per share at least equal to the closing price of the Common Stock on OTCQB as of the trading day immediately preceding the effective date of her appointment (the “Initial Term Options”). The Initial Term Options vest in six equal monthly installments on the last calendar day of each calendar month, with the first portion vesting on May 31, 2020, subject to Ms. Krandel serving as the Chief Financial Officer of the Company on each applicable vesting date. The Initial Term Options will vest in full upon the listing of the Company’s securities on NYSE American or the Nasdaq Capital Market. The Company also agreed to issue to Ms. Krandel five-year non-qualified options to purchase 172,501 shares of the Company’s common stock at an exercise price per share at least equal to the closing price of the Company’s common stock on OTCQB as of the trading day immediately preceding the effective date of her appointment (the “Uplist Options”). The Uplist Options will vest over a two-year period in equal quarterly installments on the last day of each calendar quarter, with the first portion vesting on the last day of the calendar quarter during which the Company’s securities begin trading on NYSE American or the Nasdaq Capital Market, subject to Ms. Krandel serving as the Chief Financial Officer of the Company on each applicable vesting date. The Initial Term Options and the Uplist Options are to be issued under the 2017 Plan.

The Krandel Consulting Agreement was amended on January 7, 2021. The Consulting Agreement was extended for another 6 months from December 1, 2020 until May 31, 2021 unless sooner terminated as a result of the uplist (resulting in entering into an Employment Agreement) to a national exchange such as Nasdaq or NYSE. The monthly compensation was increased to $13,350, the additional monthly compensation of $8,350 will be accrued and paid upon a successful uplist.

Software Development and Maintenance Agreement

On January 17, 2020, we entered into a Technology Services Agreement (the “Services Agreement”) with Recruiter.com (Mauritius) Ltd., a Mauritius private company (“Recruiter.com Mauritius”) and a related party, for the provision of certain services to the Company, including software development and maintenance related to the Company’s website and platform on an independent contractor basis. Recruiter.com Mauritius had been providing software development services to Pre-Merger Recruiter.com since August 25, 2014 pursuant to an oral agreement. Our Chief Technology Officer is an employee of, and exercises control over, Recruiter.com Mauritius. Recruiter.com Mauritius was formed solely for the purpose of performing services to us and has no other clients.

Pursuant to the Services Agreement, the Company has agreed to pay Recruiter.com Mauritius fees in the amount equal to the actualized documented costs incurred by Recruiter.com Mauritius in rendering the services pursuant to the Services Agreement. We paid Recruiter.com Mauritius $235,444 in fees from January 1 through December 31, 2020 and $181,400 for 2019. As of December 31, 2020, we did not owe Recruiter.com Mauritius any fees.

The initial term of the Services Agreement is five years, whereupon it shall automatically renew for additional successive 12-month terms until terminated by either party by submitting a 90-day prior written notice of non-renewal. The Services Agreement may be terminated without cause by either party upon prior written notice, which shall be a 15-day prior written notice if given by the Company and a 90-day prior written notice if given by the Service Provider.

Executive Incentive Program

Performance Bonuses

Effective December 1, 2019, the Board approved an executive cash incentive program for the 2019 and 2020 performance periods. Pursuant to the terms of the program, for each performance period beginning January 1 and ending December 31, 2019 and 2020 (each a “Performance Period”), each of our executive officers is eligible to earn a cash bonus in the amount of up to 100% of the maximum amount, such maximum amount ranging from $25,000 to $150,000, determined by the Compensation Committee for each such executive officer and respective performance period. The actual amount of the cash incentive award to be received by each executive officer is determined by the Compensation Committee based on the achievement by such executive officer of certain performance objectives set by the Compensation Committee, including the Company achieving certain revenue thresholds, EBITDA, and the number on recruiters on our Platform. The actual amount of the cash incentive award that each executive officer is entitled to receive is to be determined as a percentage of their respective maximum amounts as follows:

(i)	Performance Objective #1 – 45% of the maximum amount;

(ii)	Performance Objective #2 – 30% of the maximum amount; and

(iii)	Performance Objective #3 – 25% of the maximum amount.

The Compensation Committee has approved the performance objectives for our executive officers for the 2019 and 2020 performance periods. Pursuant to the terms of the Cash Incentive Program, (i) Mr. Jennings is eligible to receive up to $37,500 for the 2019 Performance Period and up to $50,000 for the 2020 Performance Period if the Company reaches certain capital raising, revenue and network growth milestones; (ii) Mr. Sohn is eligible to receive up to $37,500 for the 2019 Performance Period and up to $50,000 for the 2020 Performance Period if the Company reaches certain capital raising milestones; (iii) Mr. Scherne is eligible to receive for each Performance Period up to $25,000 if the Company meets certain financial reporting and audit milestones; (iv) Mr. Saddul is eligible to receive up to $37,500 for the 2019 Performance Period and up to up to $50,000 for the 2020 Performance Period if the Company meets certain operational, network growth, and technological milestones; and (v) Mr. Roberts is eligible to receive up to $112,500 for the 2019 Performance Period and up to $150,000 for the 2020 Performance Period if the Company meets certain revenue, operational and customer growth milestones. The Company has met the network growth objective for the 2019 Performance Period, which entitled each of Miles Jennings and Ashley Saddul to receive a cash award of $9,375. In 2020, the Company met financial reporting and audit milestones and Mr. Scherne earned a bonus of $25,000. Mr. Roberts hit certain levels of his milestones and earned a bonus of $25,000.

Discretionary Equity Awards

The Compensation Committee has the authority to grant discretionary equity awards to our executive officers, including our NSOs, under the 2017 Plan.

On May 14, 2020, the Compensation Committee approved the following grants to Judy Krandel. 10,435 stock options to purchase shares of Common Stock, of the Company, at an exercise price of $6.25. One-sixth of the stock options were vested upon grant and the balance vested in equal installments over the next 5 months. Judy Krandel also received a grant of 172,501 stock options which vest over a 2 year period in equal quarterly installments on the last day of each calendar quarter, with the first portion vesting on the last day of the calendar quarter during which the Company’s securities begin trading on NYSE American or the NASDAQ Capital Market, subject to the Consultant serving as the Chief Financial Officer of the Company on each applicable vesting date. The stock options were granted under the 2017 Plan.

On June 17, 2020, the Compensation Committee approved a grant of 221,600 Restricted Stock Units to Evan Sohn subject to and issuable upon the listing of the Common Stock on the NYSE American or the NASDAQ Capital Market. The RSUs vest over a 2 year period from the date of the Uplisting in equal quarterly installments on the last day of the calendar quarter during which the Uplisting takes place, subject to Mr. Sohn serving as an executive officer of the Company on each applicable vesting date, provided that the RSUs shall vest in full immediately upon the termination of Mr. Sohn’s employment by the Company without cause (as defined in the employment agreement).

Outstanding Equity Awards at December 31, 2020

Listed below is information with respect to unexercised options that have not vested, and equity incentive plan awards for each Named Executive Officer outstanding as of December 31, 2020:

Outstanding Equity Awards At Fiscal Year-End

	Option Awards				Stock Award
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)

Miles Jennings	2,500	-	16.00	2/11/2023	-	-
	13,620	6,810(1)	3.625	12/23/2022	-	-

Evan Sohn	17,370	-	8.80	2/4/2024	221,600(6)	1,828,200(7)
	180,468	-	16.00	5/14/2024	-	-
	10,215	5,108(2)	3.625	12/23/2022	-	-

Rick Roberts	10,215	5,108(3)	3.625	12/23/2022	-	-

Ashley Saddul	6,810	3,405(4)	3.625	12/23/2022	-	-

Judy Krandel	10,435	-	6.25	5/14/2025	-	-
	-	172,501(5)	6.25		-	-

(1)	The remainder vests on December 23, 2021.

(2)	The remainder vests on December 23, 2021.

(3)	The remainder vests on December 23, 2021.

(4)	The remainder vests on December 23, 2021.

(5)
Vest over a two-year period in equal quarterly installments on the last day of each calendar quarter, with the first portion vesting on the last day of the calendar quarter during which the Company’s securities begin trading on NYSE American or the Nasdaq Capital Market, subject to Ms. Krandel serving as the Chief Financial Officer of the Company on each applicable vesting date.

(6)
Will be issued upon the listing of the Common Stock on the NASDAQ Capital Market or NYSE, American, or other successor of the foregoing, and vest over a two-year period from the date of the Uplisting in equal quarterly installments.

(7)	Based on $8.25 per share, the closing price of the Company’s Common Stock as of December 31, 2020.

Compensation of Non-Employee Directors

We do not compensate employees for serving as members of our Board. Our non-employee directors receive compensation for their service as directors and members of committees of the Board, consisting of cash and equity awards. In December 2019, our Compensation Committee approved an annual retainer to be paid to each non-employee director in the amount of $20,000 in cash. Directors are reimbursed for reasonable expenses incurred in attending meetings and carrying out duties as board and committee members. Under the 2017 Plan, our non-employee directors receive grants of stock options as compensation for their services on the Board.

On August 28, 2020, the Compensation Committee approved an annual retainer in the amount of $20,000 cash and a grant of three-year stock options to Deborah Leff to purchase 20,000 shares of our Common Stock at an exercise price of $5.00 per share for serving on the Board. The options shall vest in equal quarterly amounts beginning on the Effective Date and ending on the third anniversary of the Effective Date. On December 23, 2019, the Compensation Committee approved a grant to each of Timothy O’Rourke, Douglas Roth, and Wallace D. Ruiz, our non-employee directors, of three-year stock options to purchase 19,068 shares of our Common Stock at an exercise price of $3.625 per share for serving on the Board. One-third of the stock options were vested upon grant and the balance vest in equal annual installments on December 23, 2020 and December 23, 2021, subject to continued service as members of the Board on each applicable vesting date. The stock options were granted under the 2017 Plan.

In consideration of Mr. Pemberton’s agreement to join the Board, Mr. Pemberton entered into a Director Agreement (the “Pemberton Agreement”) and shall receive an annual cash stipend of $20,000, payable in equal quarterly installments of $5,000. In addition, Mr. Pemberton shall receive a grant of 20,000 options to purchase the Company’s common stock, par value $0.0001 (“Common Stock”) with an exercise price of $8.125 and which shall vest in equal amounts over a period of three years from the Effective Date, as shall be determined by the Board, subject to his continued service on the Board through such vesting date (the “Pemberton Shares”). Upon the occurrence of a Change in Control (as defined in the 2017 Plan), any un-vested options shall vest immediately, provided Mr. Pemberton serves on the Board as of the date of such Change in Control. The Pemberton Shares will be issued under the 2017 Plan.

In consideration of Mr. Heath’s agreement to join the Board, Mr. Heath entered into a Director Agreement (the “Heath Agreement”) and shall receive an annual cash stipend of $20,000, payable in equal quarterly installments of $5,000. In addition, Mr. Heath shall receive a grant of 20,000 options to purchase Common Stock, with an exercise price of $6.75 and which shall vest in equal amounts over a period of three years from the Effective Date, as shall be determined by the Board, subject to his continued service on the Board through such vesting date. Upon the occurrence of a Change in Control, any un-vested options shall vest immediately, provided Mr. Heath serves on the Board as of the date of such Change in Control. The Heath Shares will be issued under the Plan.

For the year ended 2020, our non-employee directors were compensated as follows:

Name (1)	Year	Fees Earned or Paid in Cash ($)	Option Awards ($)(2)	All Other Compensation ($)	Total ($)
Deborah Leff (3)	2020	5,000	79,990	-	84,990

Timothy O’Rourke (4)	2020	20,000	-	-	20,000

Douglas Roth (5)	2020	20,000	-	-	20,000

Wallace D. Ruiz (6)	2020	20,000	-	-	20,000

(1)
Because our employees do not receive additional compensation for their service on the Board, Messrs. Sohn and Jennings are omitted from this table. Compensation of Messrs. Sohn and Jennings is fully reflected in the Summary Compensation Table.

(2)
Amounts reported represent the aggregate grant date fair value of awards granted without regards to forfeitures granted to the independent members of our Board for the year ended December 31, 2020, computed in accordance with ASC 718. This amount does not reflect the actual economic value realized by the director.

The table below sets forth the unexercised stock options held by each of our non-employee directors outstanding as of December 31, 2020:

Name	Aggregate Number of Unexercised Option Awards Outstanding at December 31,2020

Deborah Leff	20,000
Timothy O’Rourke	19,068
Douglas Roth	24,068
Wallace D. Ruiz	24,068

(3)	Ms. Leff has served as a director since October 1, 2020.

(4)	Mr. O’Rourke has served as a director since March 31, 2019.

(5)	Mr. Roth has served as a director since May 24, 2018.

(6)	Mr. Ruiz has served as a director since May 24, 2018.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth information as of December 31, 2020 with respect to our compensation plans under which equity securities may be issued.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders:
2014 Equity Compensation Plan	-	-	2,554
2017 Equity Incentive Plan (1)	478,466	5.525	482,934
Equity compensation plans not approved by security holders
Total	478,466	5.525	485,488

(1)
In October 2017, our Board authorized the 2017 Plan covering 190,000 shares of Common Stock. In December 2019, the number of shares authorized under the 2017 Plan was increased to 439,584 shares. In June 2020, the number of shares authorized under the 2017 Plan was increased to 1,108,000. In December 2020, the plan was increased again to 1,308,000. The purpose of the 2017 Plan is to advance the interests of the Company and our related corporations by enhancing the ability of the Company to attract and retain qualified employees, consultants, officers, and directors, by creating incentives and rewards for their contributions to the success of the Company and its related corporations. The 2017 Plan is administered by the Board. Incentive stock options, non-qualified options, awards of restricted common stock, stock appreciation rights, and restricted stock units may be granted under the 2017 Plan. Any option granted under the 2017 Plan must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of grant and not less than $4.00 per share. The term of each plan option and the manner in which it may be exercised is determined by the Board, provided that no option may be exercisable more than 10 years after the date of its grant and, in the case of an incentive option granted to an eligible employee owning more than 10% of the Common Stock, no more than five years after the date of the grant. As of December 31, 2020, 478,466 options were outstanding under the 2017 Plan. Also as of December 31, 2020, 221,600 RSUs and 125,000 shares of common stock have been issued under the 2017 plan. From January 1, 2021 through April 29, 2021, 20,000 shares of common stock and 198,800 options have been issued under the 2017 Plan.

OTHER MATTERS

The Company has no knowledge of any other matters that may come before the Special Meeting and does not intend to present any other matters.

If you do not plan to attend the Special Meeting, in order that your shares may be represented and in order to assure the required quorum, please sign, date and return your proxy promptly. In the event you are able to attend the Special Meeting, at your request, the Company will cancel your previously submitted proxy.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Such filings are made available on our Internet website, www.recruiter.com, as soon as reasonably practicable after they are filed with, or furnished to, the SEC. The information on our website is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated into any other filings we make with the SEC. The SEC maintains an Internet site, www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including the Company.

By Order of the Board of Directors,

/s/ Evan Sohn
Name:	Evan Sohn
Title:	Chief Executive Officer and Executive Chairman

July 28, 2021

 ANNEX A

RECRUITER.COM GROUP, INC. 2021 EQUITY INCENTIVE PLAN

1. Scope of Plan; Definitions.

(a) This 2021 Equity Incentive Plan (the “Plan”) is intended to advance the interests of Recruiter.com Group, Inc. (the “Company”) and its Related Corporations by enhancing the ability of the Company to attract and retain qualified employees, consultants, Officers, and directors, by creating incentives and rewards for their contributions to the success of the Company and its Related Corporations. This Plan will provide to (a) Officers and other employees of the Company and its Related Corporations opportunities to purchase common stock, par value $0.0001 (“Common Stock”) of the Company pursuant to Options granted hereunder which qualify as incentive stock options (“ISOs”) under Section 422(b) of the Internal Revenue Code of 1986 (the “Code”), (b) directors, Officers, employees, and consultants of the Company and Related Corporations opportunities to purchase Common Stock in the Company pursuant to options granted hereunder which do not qualify as ISOs (“Non-Qualified Options”); (c) directors, Officers, employees, and consultants of the Company and Related Corporations opportunities to receive shares of Common Stock of the Company which normally are subject to restrictions on sale (“Restricted Stock”); (d) directors, Officers, employees, and consultants of the Company and Related Corporations opportunities to receive grants of stock appreciation rights (“SARs”); and (e) directors, Officers, employees, and consultants of the Company and Related Corporations opportunities to receive grants of restricted stock units (“RSUs”). ISOs and Non-Qualified Options are referred to hereafter as (“Options”). Options, Restricted Stock, SARs, and RSUs are sometimes referred to hereafter collectively as (“Stock Rights”). Any of the Options and/or Stock Rights may in the Compensation Committee’s discretion be issued in tandem to one or more other Options and/or Stock Rights to the extent permitted by law.

(b) For purposes of the Plan, capitalized words and terms shall have the following meaning:

“Board” means the board of directors of the Company.

“Change of Control” means the occurrence of any of the following events: (i) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets in a transaction which requires shareholder approval under applicable state law; or (ii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

“Code” has the meaning given to it in Section 1(a).

“Common Stock” has the meaning given to it in Section 1(a).

“Company” has the meaning given to it in Section 1(a).

“Compensation Committee” means the compensation committee of the Board, if any, which shall consist of two or more members of the Board, each of whom shall be a Non-Employee Director. All references in this Plan to the Compensation Committee shall mean the Board when (i) there is no Compensation Committee or (ii) the Board has retained the power to administer this Plan.

“Director” means a member of the Board.

“Disability” means “permanent and total disability” as defined in Section 22(e)(3) of the Code or successor statute.

“Disqualifying Disposition” means any disposition (including any sale) of Common Stock underlying an ISO before the later of (i) two years after the date of employee was granted the ISO or (ii) one year after the date the employee acquired Common Stock by exercising the ISO.

“Exchange Act” means the Securities Exchange Act of 1934.

“Fair Market Value” shall be determined as of the last Trading Day before the date a Stock Right is granted and shall mean:

(1) the closing price on the principal market if the Common Stock is listed on a national securities exchange or the OTCQB or OTCQX.

(2) if the Company’s shares are not listed on a national securities exchange or the OTCQB or OTCQX, then the closing price if reported or the average bid and asked price for the Company’s shares as quoted by OTC Pink;

(3) if there are no prices available under clauses (1) or (2), then Fair Market Value shall be based upon the average closing bid and asked price as determined following a polling of all dealers making a market in the Company’s Common Stock; or

(4) if there is no regularly established trading market for the Company’s Common Stock or if the Company’s Common Stock is listed, quoted, or reported under clauses (1) or (2) but it trades sporadically rather than every day, the Fair Market Value shall be established by the Board or the Compensation Committee taking into consideration all relevant factors including the most recent price at which the Company’s Common Stock was sold.

“ISO” has the meaning given to it in Section 1(a).

“Non-Employee Director” means a Director who is a "non-employee director" within the meaning of Rule 16b-3.

“Non-Qualified Options” has the meaning given to it in Section 1(a).

“Officer” means a person who is an executive officer of the Company and is required to file ownership reports under Section 16(a) of the Exchange Act.

“Option” has the meaning given to it in Section 1(a).

“Plan” has the meaning given to it in Section 1(a).

“Related Corporation” means a corporation which is a subsidiary corporation with respect to the Company within the meaning of Section 424(f) of the Code.

“Restricted Stock” has the meaning given to it in Section 1(a).

“RSU” has the meaning given to it in Section 1(a).

“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

“SAR” has the meaning given to it in Section 1(a).

“Securities Act” means the Securities Act of 1933.

“Stock Rights” has the meaning given to it in Section 1(a).

“Trading Day” means a day on which the New York Stock Exchange is open for business.

This Plan is intended to comply in all respects with Rule 16b-3 and its successor rules as promulgated under Section 16(b) of the Exchange Act for participants who are subject to Section 16 of the Exchange Act. To the extent any provision of the Plan or action by the Plan administrators fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Plan administrators. Provided, however, such exercise of discretion by the Plan administrators shall not interfere with the contract rights of any grantee. In the event that any interpretation or construction of the Plan is required, it shall be interpreted and construed in order to ensure, to the maximum extent permissible by law, that such grantee does not violate the short-swing profit provisions of Section 16(b) of the Exchange Act and that any exemption available under Rule 16b-3 or other rule is available.

2. Administration of the Plan.

(a) The Plan may be administered by the entire Board or by the Compensation Committee. Once appointed, the Compensation Committee shall continue to serve until otherwise directed by the Board. A majority of the members of the Compensation Committee shall constitute a quorum, and all determinations of the Compensation Committee shall be made by the majority of its members present at a meeting. Any determination of the Compensation Committee under the Plan may be made without notice or meeting of the Compensation Committee by a writing signed by all of the Compensation Committee members. Subject to ratification of the grant of each Stock Right by the Board (but only if so required by applicable state law), and subject to the terms of the Plan, the Compensation Committee shall have the authority to (i) determine the employees of the Company and Related Corporations (from among the class of employees eligible under Section 3 to receive ISOs) to whom ISOs may be granted, and to determine (from among the class of individuals and entities eligible under Section 3 to receive Non-Qualified Options, Restricted Stock, RSUs and SARs) to whom Non-Qualified Options, Restricted Stock, RSUs and SARs may be granted; (ii) determine when Stock Rights may be granted; (iii) determine the exercise prices of Stock Rights other than Restricted Stock and RSUs, which shall not be less than the Fair Market Value; (iv) determine whether each Option granted shall be an ISO or a Non-Qualified Option; (v) determine when Stock Rights shall become exercisable, the duration of the exercise period, and when each Stock Right shall vest; (vi) determine whether restrictions such as repurchase options are to be imposed on shares subject to or issued in connection with Stock Rights, and the nature of such restrictions, if any, and (vii) interpret the Plan and promulgate and rescind rules and regulations relating to it. The interpretation and construction by the Compensation Committee of any provisions of the Plan or of any Stock Right granted under it shall be final, binding, and conclusive unless otherwise determined by the Board. The Compensation Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best.

No members of the Compensation Committee or the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Stock Right granted under it. No member of the Compensation Committee or the Board shall be liable for any act or omission of any other member of the Compensation Committee or the Board or for any act or omission on his own part, including but not limited to the exercise of any power and discretion given to him under the Plan, except those resulting from his own gross negligence or willful misconduct.

(b) The Compensation Committee may select one of its members as its chairman and shall hold meetings at such time and places as it may determine. All references in this Plan to the Compensation Committee shall mean the Board if no Compensation Committee has been appointed. From time to time the Board may increase the size of the Compensation Committee and appoint additional members thereof, remove members (with or without cause), and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Compensation Committee and thereafter directly administer the Plan.

(c) Stock Rights may be granted to members of the Board, whether such grants are in their capacity as directors, Officers, or consultants. All grants of Stock Rights to members of the Board shall in all other respects be made in accordance with the provisions of this Plan applicable to other eligible persons. Members of the Board who are either (i) eligible for Stock Rights pursuant to the Plan or (ii) have been granted Stock Rights may vote on any matters affecting the administration of the Plan or the grant of any Stock Rights pursuant to the Plan.

(d) In addition to such other rights of indemnification as he may have as a member of the Board, and with respect to administration of the Plan and the granting of Stock Rights under it, each member of the Board and of the Compensation Committee shall be entitled without further act on his part to indemnification from the Company for all expenses (including advances of litigation expenses, the amount of judgment, and the amount of approved settlements made with a view to the curtailment of costs of litigation) reasonably incurred by him in connection with or arising out of any action, suit, or proceeding, including any appeal thereof, with respect to the administration of the Plan or the granting of Stock Rights under it in which he may be involved by reason of his being or having been a member of the Board or the Compensation Committee, whether or not he continues to be such member of the Board or the Compensation Committee at the time of the incurring of such expenses; provided, however, that such indemnity shall be subject to the limitations contained in any indemnification agreement between the Company and the Board member or Officer. The foregoing right of indemnification shall inure to the benefit of the heirs, executors, or administrators of each such member of the Board or the Compensation Committee and shall be in addition to all other rights to which such member of the Board or the Compensation Committee would be entitled to as a matter of law, contract, or otherwise.

(e) The Board may delegate the powers to grant Stock Rights to Officers to the extent permitted by the laws of the Company’s state of incorporation.

3. Eligible Employees and Others. ISOs may be granted to any employee of the Company or any Related Corporation. Those Officers and directors of the Company who are not employees may not be granted ISOs under the Plan. Subject to compliance with Rule 16b-3 and other applicable securities laws, Non-Qualified Options, Restricted Stock, RSUs, and SARs may be granted to any director (whether or not an employee), Officers, employees, or consultants of the Company or any Related Corporation. The Compensation Committee may take into consideration a recipient’s individual circumstances in determining whether to grant an ISO, a Non-Qualified Option, Restricted Stock, RSUs, or a SAR. Granting of any Stock Right to any individual or entity shall neither entitle that individual or entity to, nor disqualify him from participation in, any other grant of Stock Rights.

4. Common Stock. The Common Stock subject to Stock Rights shall be authorized but unissued shares of Common Stock, or shares of Common Stock reacquired by the Company in any manner, including purchase, forfeiture, or otherwise. The aggregate number of shares of Common Stock which may be issued pursuant to the Plan, subject to adjustment as provided in Section 14, is the sum of (i) 2,700,000 plus (ii) an annual increase on the first day of each calendar year beginning January 1, 2022 and ending on and including January 1, 2030 equal to the lesser of (A) five percent (5%) of the shares of Common Stock outstanding on the final day of the immediately preceding calendar year, and (B) such smaller number of shares of Common Stock as determined by the Board. Any such shares may be issued under ISOs, Non-Qualified Options, Restricted Stock, RSUs, or SARs, so long as the number of shares so issued does not exceed the limitations in this Section. If any Stock Rights granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, or if the Company shall reacquire any unvested shares, the unpurchased shares subject to such Stock Rights and any unvested shares so reacquired by the Company shall again be available for grants under the Plan.

5. Granting of Stock Rights.

(a) The date of grant of a Stock Right under the Plan will be the date specified by the Board or Compensation Committee at the time it grants the Stock Right; provided, however, that such date shall not be prior to the date on which the Board or Compensation Committee acts to approve the grant. The Board or Compensation Committee shall have the right, with the consent of the optionee, to convert an ISO granted under the Plan to a Non-Qualified Option pursuant to Section 17.

(b) The Board or Compensation Committee shall grant Stock Rights to participants that it, in its sole discretion, selects. Stock Rights shall be granted on such terms as the Board or Compensation Committee shall determine, except that ISOs shall be granted on terms that comply with the Code and regulations thereunder.

(c) A SAR entitles the holder to receive, as designated by the Board or Compensation Committee, cash or shares of Common Stock, value equal to (or otherwise based on) the excess of: (a) the Fair Market Value of a specified number of shares of Common Stock at the time of exercise over (b) an exercise price established by the Board or Compensation Committee. The exercise price of each SAR granted under this Plan shall be established by the Compensation Committee or shall be determined by a method established by the Board or Compensation Committee at the time the SAR is granted, provided the exercise price shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant, or such higher price as is established by the Board or Compensation Committee. A SAR shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Board or Compensation Committee. Shares of Common Stock delivered pursuant to the exercise of a SAR shall be subject to such conditions, restrictions, and contingencies as the Board or Compensation Committee may establish in the applicable SAR agreement or document, if any. The Board or Compensation Committee, in its discretion, may impose such conditions, restrictions, and contingencies with respect to shares of Common Stock acquired pursuant to the exercise of each SAR as the Board or Compensation Committee determines to be desirable. A SAR under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Board or Compensation Committee shall, in its discretion, prescribe. The terms and conditions of any SAR to any grantee shall be reflected in such form of agreement as is determined by the Board or Compensation Committee. A copy of such document, if any, shall be provided to the grantee, and the Board or Compensation Committee may condition the granting of the SAR on the grantee executing such agreement.

(d) An RSU gives the grantee the right to receive a number of shares of the Company’s Common Stock on applicable vesting or other dates. Delivery of the RSUs may be deferred beyond vesting as determined by the Board or Compensation Committee. RSUs shall be evidenced by an RSU agreement in the form determined by the Board or Compensation Committee. With respect to an RSU that becomes non-forfeitable due to the lapse of time, the Compensation Committee shall prescribe in the RSU agreement the vesting period. With respect to the granting of an RSU that becomes non-forfeitable due to the satisfaction of certain pre-established performance-based objectives imposed by the Board or Compensation Committee, the measurement date of whether such performance-based objectives have been satisfied shall be a date no earlier than the first anniversary of the date of the RSU. A recipient who is granted an RSU shall possess no incidents of ownership with respect to such underlying Common Stock, although the RSU agreement may provide for payments in lieu of dividends to such grantee.

(e) Notwithstanding any provision of this Plan, the Board or Compensation Committee may impose conditions and restrictions on any grant of Stock Rights including forfeiture of vested Options, cancellation of Common Stock acquired in connection with any Stock Right, and forfeiture of profits.

(f) The Options and SARs shall not be exercisable for a period of more than 10 years from the date of grant.

6. Sale of Shares. The shares underlying Stock Rights granted to any Officer, director, or a beneficial owner of 10% or more of the Company’s securities registered under Section 12 of the Exchange Act shall not be sold, assigned, or transferred by the grantee until at least six months elapse from the date of the grant thereof.

7. ISO Minimum Option Price and Other Limitations.

(a) The exercise price per share relating to all Options granted under the Plan shall not be less than 100% of the Fair Market Value of the Common Stock subject to the Option on the date of the grant. For purposes of determining the exercise price, the date of the grant shall be the later of (i) the date of approval by the Board or Compensation Committee, or (ii) for ISOs, the date the recipient becomes an employee of the Company. In the case of an ISO to be granted to an employee owning Common Stock which represents more than 10% of the total combined voting power of all classes of stock of the Company or any Related Corporation, the price per share shall not be less than 110% of the Fair Market Value per share of Common Stock on the date of grant and such ISO shall not be exercisable after the expiration of five years from the date of grant.

(b) In no event shall the aggregate Fair Market Value (determined at the time an ISO is granted) of Common Stock for which ISOs granted to any employee are exercisable for the first time by such employee during any calendar year (under all stock option plans of the Company and any Related Corporation) exceed $100,000.

8. Duration of Stock Rights. Subject to earlier termination as provided in Sections 3, 5, 9, 10 and 11, each Option and SAR shall expire on the date specified in the original instrument granting such Stock Right (except with respect to any part of an ISO that is converted into a Non-Qualified Option pursuant to Section 17), provided, however, that such instrument must comply with Section 422 of the Code with regard to ISOs and Rule 16b-3 with regard to all Stock Rights granted pursuant to the Plan to Officers, directors, and 10% shareholders of the Company.

9. Exercise of Options and SARs; Vesting of Stock Rights. Subject to the provisions of Sections 3 and 9 through 13, each Option and SAR granted under the Plan shall be exercisable as follows:

(a) The Options and SARs shall either be fully vested and exercisable from the date of grant or shall vest and become exercisable in such installments as the Board or Compensation Committee may specify.

(b) Once an installment becomes exercisable it shall remain exercisable until expiration or termination of the Option and SAR, unless otherwise specified by the Board or Compensation Committee.

(c) Each Option and SAR or installment, once it becomes exercisable, may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable.

(d) The Board or Compensation Committee shall have the right to accelerate the vesting date of any installment of any Stock Right; provided that the Board or Compensation Committee shall not accelerate the exercise date of any installment of any Option granted to any employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to Section 17) if such acceleration would violate the annual exercisability limitation contained in Section 422(d) of the Code as described in Section 7(b).

10. Termination of Employment. Subject to any greater restrictions or limitations as may be imposed by the Board or Compensation Committee or by a written agreement, if an optionee ceases to be employed by the Company and all Related Corporations other than by reason of death or Disability, no further installments of his Options shall vest or become exercisable, and his Options shall terminate as provided for in the grant or on the day 12 months after the day of the termination of his employment (except three months for ISOs), whichever is earlier, but in no event later than on their specified expiration dates. Employment shall be considered as continuing uninterrupted during any bona fide leave of absence (such as those attributable to illness, military obligations, or governmental service) provided that the period of such leave does not exceed 90 days or, if longer, any period during which such optionee’s right to re-employment is guaranteed by statute. A leave of absence with the written approval of the Board shall not be considered an interruption of employment under the Plan, provided that such written approval contractually obligates the Company or any Related Corporation to continue the employment of the optionee after the approved period of absence. ISOs granted under the Plan shall not be affected by any change of employment within or among the Company and any Related Corporations so long as the optionee continues to be an employee of the Company or any Related Corporation.

11. Death; Disability. Unless otherwise determined by the Board or Compensation Committee or by a written agreement:

(a) If the holder of an Option or SAR ceases to be employed by the Company and all Related Corporations by reason of his death, any Options or SARs held by the optionee may be exercised to the extent he could have exercised it on the date of his death, by his estate, personal representative or beneficiary who has acquired the Options or SARs by will or by the laws of descent and distribution, at any time prior to the earlier of: (i) the Options’ or SARs specified expiration date or (ii) one year (except three months for an ISO) from the date of death.

(b) If the holder of an Option or SAR ceases to be employed by the Company and all Related Corporations, or a director or Officer can no longer perform his duties, by reason of his Disability, any Options or SARs held by the optionee may be exercised to the extent he could have exercised it on the date of termination due to Disability until the earlier of (i) the Options’ or SARs’ specified expiration date or (ii) one year from the date of the termination.

12. Assignment, Transfer or Sale.

(a) No ISO granted under this Plan shall be assignable or transferable by the grantee except by will or by the laws of descent and distribution, and during the lifetime of the grantee, each ISO shall be exercisable only by him or his guardian or legal representative.

(b) Except for ISOs, all Stock Rights are transferable subject to compliance with applicable securities laws and Section 6 of this Plan.

13. Terms and Conditions of Stock Rights. Stock Rights shall be evidenced by instruments (which need not be identical) in such forms as the Board or Compensation Committee may from time to time approve. Such instruments shall conform to the terms and conditions set forth in Sections 5 through 12 hereof and may contain such other provisions as the Board or Compensation Committee deems advisable which are not inconsistent with the Plan. In granting any Stock Rights, the Board or Compensation Committee may specify that Stock Rights shall be subject to the restrictions set forth herein with respect to ISOs, or to such other termination and cancellation provisions as the Board or Compensation Committee may determine. The Board or Compensation Committee may from time to time confer authority and responsibility on one or more of its own members and/or one or more Officers of the Company to execute and deliver such instruments. The proper Officers of the Company are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

14. Adjustments Upon Certain Events.

(a) Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Stock Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Stock Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of a Stock Right, as well as the price per share of Common Stock (or cash, as applicable) covered by each such outstanding Option or SAR, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination, or reclassification of Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company or the voluntary cancellation, whether by virtue of a cashless exercise of a derivative security of the Company or otherwise, shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board or Compensation Committee, whose determination in that respect shall be final, binding, and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to a Stock Right. No adjustments shall be made for dividends or other distributions paid in cash or in property other than securities of the Company.

(b) In the event of the proposed dissolution or liquidation of the Company, the Board or Compensation Committee shall notify each participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, a Stock Right will terminate immediately prior to the consummation of such proposed action.

(c) In the event of a merger of the Company with or into another corporation, or a Change of Control, each outstanding Stock Right shall be assumed (as defined below) or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Stock Rights, the participants shall fully vest in and have the right to exercise their Stock Rights as to which it would not otherwise be vested or exercisable. If a Stock Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board or Compensation Committee shall notify the participant in writing or electronically that the Stock Right shall be fully vested and exercisable for a period of at least 15 days from the date of such notice, and any Options or SARs shall terminate one minute prior to the closing of the merger or sale of assets.

For the purposes of this Section 14(c), the Stock Right shall be considered “assumed” if, following the merger or Change of Control, the option or right confers the right to purchase or receive, for each share of Common Stock subject to the Stock Right immediately prior to the merger or Change of Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change of Control by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the merger or Change of Control is not solely common stock of the successor corporation or its parent, the Board or Compensation Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Stock Right, for each share of Common Stock subject to the Stock Right, to be solely common stock of the successor corporation or its parent equal in Fair Market Value to the per share consideration received by holders of Common Stock in the merger or Change of Control.

(d) Notwithstanding the foregoing, any adjustments made pursuant to Section 14(a), (b) or (c) with respect to ISOs shall be made only after the Board or Compensation Committee, after consulting with counsel for the Company, determines whether such adjustments would constitute a “modification” of such ISOs (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Board or Compensation Committee determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs, it may refrain from making such adjustments.

(e) No fractional shares shall be issued under the Plan and the optionee shall receive from the Company cash in lieu of such fractional shares.

15. Means of Exercising Stock Rights.

(a) An Option or SAR (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address. Such notice shall identify the Stock Right being exercised and specify the number of shares as to which such Stock Right is being exercised, accompanied by full payment of the exercise price therefor (to the extent it is exercisable in cash) either (i) in United States dollars by check or wire transfer; or (ii) at the discretion of the Board or Compensation Committee, through delivery of shares of Common Stock having a Fair Market Value equal as of the date of the exercise to the cash exercise price of the Stock Right; or (iii) at the discretion of the Board or Compensation Committee, by any combination of (i) and (ii) above. If the Board or Compensation Committee exercises its discretion to permit payment of the exercise price of an ISO by means of the methods set forth in clauses (ii) or (iii) of the preceding sentence, such discretion need not be exercised in writing at the time of the grant of the Stock Right in question. The holder of a Stock Right shall not have the rights of a shareholder with respect to the shares covered by his Stock Right until the date of issuance of a stock certificate to him for such shares. Except as expressly provided above in Section 14 with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

(b) Each notice of exercise shall, unless the shares of Common Stock are covered by a then current registration statement under the Securities Act, contain the holder’s acknowledgment in form and substance satisfactory to the Company that (i) such shares are being purchased for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel satisfactory to the Company, may be made without violating the registration provisions of the Securities Act), (ii) the holder has been advised and understands that (1) the shares have not been registered under the Securities Act and are “restricted securities” within the meaning of Rule 144 under the Securities Act and are subject to restrictions on transfer and (2) the Company is under no obligation to register the shares under the Securities Act or to take any action which would make available to the holder any exemption from such registration, and (iii) such shares may not be transferred without compliance with all applicable federal and state securities laws. Notwithstanding the above, should the Company be advised by counsel that issuance of shares should be delayed pending registration under federal or state securities laws or the receipt of an opinion that an appropriate exemption therefrom is available, the Company may defer exercise of any Stock Right granted hereunder until either such event has occurred.

16. Term, Termination, and Amendment.

(a) This Plan was adopted by the Board. This Plan may be approved by the Company’s shareholders, which approval is required for ISOs.

(b) The Board may terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on July 23, 2031. No Stock Rights may be granted under the Plan once the Plan is terminated. Termination of the Plan shall not impair rights and obligations under any Stock Right granted while the Plan is in effect, except with the written consent of the grantee.

(c) The Board at any time, and from time to time, may amend the Plan. Provided, however, except as provided in Section 14 relating to adjustments in Common Stock, no amendment shall be effective unless approved by the shareholders of the Company to the extent (i) shareholder approval is necessary to satisfy the requirements of Section 422 of the Code or (ii) required by the rules of the principal national securities exchange or trading market upon which the Company’s Common Stock trades. Rights under any Stock Rights granted before amendment of the Plan shall not be impaired by any amendment of the Plan, except with the written consent of the grantee.

  (d) The Board at any time, and from time to time, may amend the terms of any one or more Stock Rights; provided, however, that the rights under the Stock Right shall not be impaired by any such amendment, except with the written consent of the grantee.

17. Conversion of ISOs into Non-Qualified Options; Termination of ISOs. The Board or Compensation Committee, at the written request of any optionee, may in its discretion take such actions as may be necessary to convert such optionee’s ISOs (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the optionee is an employee of the Company or a Related Corporation at the time of such conversion. Provided, however, the Board or Compensation Committee shall not reprice the Options or extend the exercise period or reduce the exercise price of the appropriate installments of such Options without the approval of the Company’s shareholders. At the time of such conversion, the Board or Compensation Committee (with the consent of the optionee) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Board or Compensation Committee in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any optionee the right to have such optionee’s ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Board or Compensation Committee takes appropriate action. The Compensation Committee, with the consent of the optionee, may also terminate any portion of any ISO that has not been exercised at the time of such termination.

18. Application of Funds. The proceeds received by the Company from the sale of shares pursuant to Options or SARS (if cash settled) granted under the Plan shall be used for general corporate purposes.

19. Governmental Regulations. The Company’s obligation to sell and deliver shares of the Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance, or sale of such shares.

20. Withholding of Additional Income Taxes. In connection with the granting, exercise, or vesting of a Stock Right or the making of a Disqualifying Disposition, the Company, in accordance with Section 3402(a) of the Code, may require the optionee to pay additional withholding taxes in respect of the amount that is considered compensation includable in such person’s gross income.

To the extent that the Company is required to withhold taxes for federal income tax purposes as provided above, any optionee may elect to satisfy such withholding requirement by (i) paying the amount of the required withholding tax to the Company; (ii) delivering to the Company shares of its Common Stock (including shares of Restricted Stock) previously owned by the optionee; or (iii) having the Company retain a portion of the shares covered by an Option exercise. The number of shares to be delivered to or withheld by the Company times the Fair Market Value of such shares shall equal the cash required to be withheld.

21. Notice to Company of Disqualifying Disposition. Each employee who receives an ISO must agree to notify the Company in writing immediately after the employee makes a Disqualifying Disposition of any Common Stock acquired pursuant to the exercise of an ISO. If the employee has died before such stock is sold, the holding periods requirements of the Disqualifying Disposition do not apply and no Disqualifying Disposition can occur thereafter.

22. Continued Employment. The grant of a Stock Right pursuant to the Plan shall not be construed to imply or to constitute evidence of any agreement, express or implied, on the part of the Company or any Related Corporation to retain the grantee in the employ of the Company or a Related Corporation, as a member of the Company’s Board, or in any other capacity, whichever the case may be.

23. Governing Law; Construction. The validity and construction of the Plan and the instruments evidencing Stock Rights shall be governed by the laws of the Company’s state of incorporation. In construing this Plan, the singular shall include the plural and the masculine gender shall include the feminine and neuter, unless the context otherwise requires.

24. (a) Forfeiture of Stock Rights Granted to Employees or Consultants. Notwithstanding any other provision of this Plan, and unless otherwise provided for in a Stock Rights Agreement, all vested or unvested Stock Rights granted to employees or consultants shall be immediately forfeited at the discretion of the Board if any of the following events occur:

(1) Termination of the relationship with the grantee for cause including, but not limited to, fraud, theft, dishonesty, and violation of Company policy;

(2) Purchasing or selling securities of the Company in violation of the Company’s insider trading guidelines then in effect;

(3) Breaching any duty of confidentiality including that required by the Company’s insider trading guidelines then in effect;

(4) Competing with the Company;

(5) Being unavailable for consultation after leaving the Company’s employment if such availability is a condition of any agreement between the Company and the grantee;

(6) Recruitment of Company personnel after termination of employment, whether such termination is voluntary or for cause;

(7) Failure to assign any invention or technology to the Company if such assignment is a condition of employment or any other agreements between the Company and the grantee; or

(8) A finding by the Board that the grantee has acted disloyally and/or against the interests of the Company.

(b) Forfeiture of Stock Rights Granted to Directors. Notwithstanding any other provision of this Plan, and unless otherwise provided for in a Stock Rights Agreement, all vested or unvested Stock Rights granted to directors shall be immediately forfeited at the discretion of the Board if any of the following events occur:

(1) Purchasing or selling securities of the Company in violation of the Company’s insider trading guidelines then in effect;

(2) Breaching any duty of confidentiality including that required by the Company’s insider trading guidelines then in effect;

(3) Competing with the Company;

(4) Recruitment of Company personnel after ceasing to be a director; or

(5) A finding by the Board that the grantee has acted disloyally and/or against the interests of the Company.

The Company may impose other forfeiture restrictions which are more or less restrictive and require a return of profits from the sale of Common Stock as part of said forfeiture provisions if such forfeiture provisions and/or return of provisions are contained in a Stock Rights Agreement.

(c) Profits on the Sale of Certain Shares; Redemption. If any of the events specified in Section 24(a) or (b) of the Plan occur within one year from the date the grantee last performed services for the Company in the capacity for which the Stock Rights were granted (the “Termination Date”) (or such longer period required by any written agreement), all profits earned from the sale of the Company’s securities, including the sale of shares of Common Stock underlying the Stock Rights, during the two-year period commencing one year prior to the Termination Date shall be forfeited and immediately paid by the grantee to the Company. Further, in such event, the Company may at its option redeem shares of Common Stock acquired upon exercise of the Stock Right by payment of the exercise price to the grantee. To the extent that another written agreement with the Company extends the events in Section 24(a) or (b) beyond one year following the Termination Date, the two-year period shall be extended by an equal number of days. The Company’s rights under this Section 24(c) do not lapse one year from the Termination Date but are contract rights subject to any appropriate statutory limitation period.